                                   Exhibit 99

Permanent
Bancorp, Inc., Holding Company for Permanent Federal Savings Bank


                                  NEWS RELEASE


Donald P. Weinzapfel
Chairman of the Board,                          FOR IMMEDIATE RELEASE
                                                ---------------------
President & Chief                                        May 4, 1998
Executive Officer
Permanent Bancorp, Inc.                         FOR FURTHER INFORMATION
                                                -----------------------
101 S.E. Third Street                                   Murray J. Brown
Evansville, IN 47708                                    Executive Vice President
812-428-6800                                            812-428-6805

              PERMANENT BANCORP, INC. ANNOUNCES ANNUAL MEETING DATE

         (May 4, 1998) -- Permanent Bancorp, Inc. (NASDAQ:"PERM"), parent of Permanent Federal Savings Bank, Evansville, Indiana, today announced that its annual meeting of shareholders will be held at 4:00 p.m. on Tuesday, July 28, 1998 at the corporate offices at 101 Southeast Third Street, Evansville, Indiana.